Exhibit 10.2


                              ROADHOUSE GRILL, INC.

                          MASTER DEVELOPMENT AGREEMENT


         THIS AGREEMENT made and entered into this _____ day of ______________ 199__, by and between ROADHOUSE GRILL, INC., a Florida corporation with offices in Davie, Florida (herein called "Company"), and _____________________________ (herein called "Franchise Owner").

                               P R E A M B L E S:

      A. Company is the owner of a Format and Operating System ("Roadhouse Grill Format") for the preparation and sale of unique food products and service in connection therewith, and is engaged in operating and granting Franchises to operate Roadhouse Grill Restaurants ("Restaurants") using the Roadhouse Grill Format and any and all service marks, trademarks, trade names, copyrights, patents, slogans and logos as are now or may be adopted by Company in connection with the operation of a Restaurant ("Marks").

      B. Each Restaurant is identified and distinguished by a unique and standardized design, exhibition cooking of entrees, uniform and high quality food items, and by the Marks used in connection therewith.

      C. Franchise Owner is desirous of acquiring franchises and the right to use the Roadhouse Grill Format and the Marks in the sale of food, beverages, and related items in the area hereinafter designated, and company is willing to grant franchises upon the terms hereinafter set forth.

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         D. Franchise Owner acknowledges that he has read and agrees to the terms of the Roadhouse Grill, Inc. Franchise Agreement containing the terms and conditions under which the franchises for individual Restaurants will be granted, and is aware that an individual franchise agreement will be executed for each Restaurant established under this Master Development Agreement in substantially the form attached hereto as Exhibit A ("Franchise Agreement").

         NOW, THEREFORE, in consideration of the payment of good and valuable consideration being paid herewith, the receipt of which is hereby acknowledged, and also in consideration of the performance by Franchise Owner of the terms, conditions, and covenants herein contained, the parties agree as follows:

1. DEVELOPMENT AREA AND FEES.

         A.       THE AREA.

         The Development Area for which Franchise Owner is herein granted development rights in the following states, counties, cities, provinces, or standard metropolitan statistical areas (herein "SMSA"), as same may be set forth from time to time, or such comparable urban area designation as may be employed from time to time by the United States Census Bureau, U.S.
Commerce Department:
                    ----------------------------------------------------------
- ------------------------------------------------------------------------------
("Development Area").  Development Area excludes all military establishments.

         B.       FRANCHISE FEES AND ROYALTY FEES.

                  (1)      FRANCHISE FEES.
         Franchise Owner agrees to develop _____________ (___) Restaurants within the Development Area described above. Franchise Owner shall pay a non-refundable fee of


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_____________________ Thousand Dollars ($__________), receipt of which is hereby acknowledged. The non-refundable fee shall be applied as follows:

                  Thirty Thousand Dollars ($30,000) shall be applied to the franchise fee for the first Restaurant to be developed in the Development Area and the franchise fee shall be considered paid in full. The balance of the non-refundable fee, which is __________________________ Thousand Dollars ($___________), shall be applied to the franchise fee for the remaining ____________ (____) Restaurants at the rate of Ten Thousand Dollars ($10,000) per Restaurant and shall be considered a non-refundable reservation fee.

                  The balance of the Thirty Thousand Dollar ($30,000) franchise fee for the remaining _________________ (_____) Restaurants, which is Twenty Thousand Dollars ($20,000) per Restaurant, shall be due and payable in full upon execution of a lease for an approved site.

                  For all Restaurants developed by Franchise Owner after the first _________ (____) Restaurants, the franchise fee shall be Thirty Thousand Dollars ($30,000), which shall be due and payable upon execution of a lease for an approved site.

                  It is expressly understood that the non-refundable fee of ______________________ Thousand Dollars ($_________) recited herein is paid for the reservation of the particular areas described and is deemed to be fully earned upon payment as consideration of Company's agreement not to franchise those areas to others.

                  (2)      ROYALTY FEES.

         The royalty fees shall in all cases be four percent (4.0%) of gross sales as set forth in Section 5B of the Franchise Agreement.

2.       DEVELOPMENT PROCEDURES.

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         A.       SITE SELECTION.

         Franchise Owner shall select a site or sites within the Development Area and shall submit the site or sites for approval by Company on the forms prescribed by Company and at times allowing the prescribed schedule for site openings to be met by Franchise Owner. Company shall have a reasonable time from the receipt of said submittal to send a representative to the site or sites selected. If the Company fails or refuses to review the selected site or sites, Franchise Owner may go forward with the development of the site or sites on its own accord and at its own risk.

         If the Company reviews the site and advises Franchise Owner that such site or sites are not acceptable, the Company shall be under no duty to franchise the site or sites to Franchise Owner and the Company will not incur any liability to Franchise Owner for rejecting the site.

         B.       NO LIABILITY BY COMPANY.

         In either instance above, Company does not by approval of a site or in rejecting a site guarantee sales volumes and in no instance will Company incur any liability for approving or disapproving any site.

         C.       DESIGN APPROVAL.

         Upon selection and approval of the site and prior to construction, the Company may (upon submittal of the plans by Franchise Owner) advise Franchise Owner on layout and design. Franchise Owner will construct the Restaurant using the equipment layout and design of Company. All costs of such construction and equipment involved will be paid by Franchise Owner.



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

         D.       STANDARD FRANCHISE AGREEMENT.

         Upon approval of the site, Franchise Owner shall execute a Franchise Agreement and pay any applicable franchise fees prior to construction at any approved site and shall be bound by the terms of said Franchise Agreement.

3.       GRANT OF DEVELOPMENT RIGHTS.

         Company hereby grants to Franchise Owner, subject to the provisions of this Agreement, the right to develop __________ (____) or more Restaurants as set forth above in the Development Area according to the Development Schedule set forth below, and contingent upon the execution of a Franchise Agreement with Company for each Restaurant to be established by Franchise Owner pursuant to this Agreement. In the event of a conflict between the terms and conditions set forth herein and those in the Franchise Agreement, for any particular Restaurant, the terms and conditions of the Franchise Agreement shall govern except as to the Development Schedule, Franchise Fees and Royalty Fees set forth herein.

4.       THE DEVELOPMENT SCHEDULE.

         A.       THE PERFORMANCE SCHEDULE.

         As further consideration for the execution of this Agreement, Franchise Owner agrees to open and maintain, as a minimum requirement, an overall rate of development of the Restaurants in the Development Area set forth above, the following:

                 DEVELOPMENT SCHEDULE
                 --------------------
      PERIOD SPECIFIED           TOTAL NUMBER OF NEW
        NO LATER THAN          RESTAURANTS TO BE OPENED


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                 DEVELOPMENT SCHEDULE
                 --------------------
      PERIOD SPECIFIED           TOTAL NUMBER OF NEW
        NO LATER THAN          RESTAURANTS TO BE OPENED

         Franchise Owner is required to open at least one (1) Restaurant every six (6) months.

                  (1)      EXCLUSIVITY.

         As long as Franchise Owner is maintaining the Development Schedule set forth above and is not in arrears in his monetary obligations, the areas defined will be exclusive to the extent that no other Restaurants using the Marks will be franchised to others or constructed in the Development Area. This exclusivity will continue for the period set forth in paragraph 5 and so long as Franchise Owner has opened all of the required Restaurants and continues to annually expand the area as set forth in Section 5 below.

                  (2)      RIGHTS RETAINED.

         Provided Franchise Owner and its affiliates are in full compliance with all of the terms and conditions contained in this Agreement and contained in any other agreements with the Company or any of its affiliates, then during the term of this Agreement the Company will not operate (directly or through an affiliate), nor grant a franchise for the operation of, any Restaurant to be operated under the System and located within the Development Area.

         Except as otherwise provided, the Company retains the right, in its sole discretion, to: (a) operate (directly or through an affiliate), and grant franchises for the operation of, Restaurants at locations and on conditions as it deems appropriate outside of the Development Area; (b) sell (itself or through designees) Products utilizing the Marks through retail outlets other than


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Restaurants such as from supermarkets, food courts, or certain types of kiosk-type format, as well as at major events, such as carnivals, fairs, and concerts whether located within or outside of the Development Area; and (c) establish other channels of distribution selling the same or similar products or services under a different trademark.

         B.       CUMULATIVE CREDITS.

         The Development Schedule shall be cumulative and, therefore, if additional Restaurants are completed ahead of schedule, these will be credited to the subsequent period of performance.

5.       SUBSEQUENT DEVELOPMENT SCHEDULE.

         At the expiration of the Development Schedule described above, if Franchise Owner has completed the required development, this Agreement may be extended for an additional fifteen (15) year period. Franchise Owner shall retain its exclusivity during such fifteen (15) year period so long as Franchise Owner continues to develop Restaurants at the rate of two (2) per year in the Development Area until there is one (1) Restaurant for each 70,000 population in the Development Area.

6.       DEFAULT IN PERFORMANCE.

         A. If Franchise Owner fails or refuses to meet the Development Schedule set forth herein and it is determined by Company to be in material default and such material default continues for a period of sixty (60) days after Company has sent Franchise Owner written notice of such default, then all rights of Franchise Owner under this Development Agreement shall be immediately terminated including the right to open any additional Restaurants in this Development Area and the territorial rights granted herein; provided, however, that all rights, obligations, and duties of the parties under the individual Franchise Agreements previously executed by the parties


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hereto, for the Restaurants previously opened by Franchise Owner, including the exclusive protected territory surrounding each Restaurant as set forth in the individual Franchise Agreements, shall continue.

         B. Except as otherwise provided in Section 6A, above, if Franchise Owner fails to comply with any material term and condition of this Agreement, or fails to comply with the terms and conditions of any franchise agreement or development agreement between Franchise Owner and the Company, such action shall constitute a default under this Agreement, for which the Company may terminate this Agreement by giving written notice of termination stating the nature of such default to Franchise Owner at least thirty (30) days prior to the effective date of termination; provided, however, that Franchise Owner may avoid termination by immediately initiating a remedy to cure such default, curing it to the Company's satisfaction, and by promptly providing proof thereof to the Company within the thirty (30) day period. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement and all rights granted hereunder (including, but not limited to, the right to develop new Restaurants) will terminate without further notice to Franchise Owner effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require.

7. LIMITATION OF THIS AGREEMENT.

         The parties each agree that this Master Development Agreement is not a grant of a franchise for any particular Restaurant, but this Agreement is an understanding of certain terms and conditions which, if fully satisfied, will result in the grant of a franchise in the future for the operation of a Restaurant in the defined Development Area. Franchise Owner also acknowledges that it will pay those fees provided herein or in the Franchise Agreement (Exhibit A) for each



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Restaurant developed pursuant to that Franchise Agreement, as amended, and as modified by Section 1B above.

8. TRANSFER AND ASSIGNMENT.

         A.       TRANSFER BY COMPANY.

         Company shall have the right to sell, assign, or transfer all or any part of its rights or obligations herein to any third party or legal entity provided, however, the rights, duties and obligations of the Company set forth under this Agreement shall be assumed by the purchaser or assignee.

         B.       TRANSFER BY FRANCHISE OWNER.

         Franchise Owner and the Guarantor(s), if any, have been carefully selected by Company in reliance of their business skills, financial ability, personal character and their business experience in Franchise Development of the programs. Accordingly, this Development Agreement may not be sold, assigned, transferred, pledged, donated, mortgaged, or encumbered in any manner whatsoever by Franchise Owner without the express written approval of Company. Company shall have sole discretion in determining whether it will agree to any such transfer of this Agreement. Company reserves the right at all times, even though it may agree to an assignment or sale, to require Franchise Owner to enter into additional conditions and limitations of this Master Development Agreement before it effectuates such sale or assignment.

         C.       CONTROL PERSON.

         If Franchise Owner is a corporation or partnership, or subsequently sells or assigns its rights, duties and obligations herein to a corporate entity, Franchise Owner or assignee shall designate one (1) and only one (1) person to make operational decisions on behalf of Franchise


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Owner, and the person designated shall have the right to bind the Franchise
Owner and will be the "Control Person." Any change in the "Control Person" will be deemed a transfer pursuant to Section 8B above.

         D.       NON-WAIVER OF CLAIMS.

         The consent by Company to a transfer of interest in this Agreement shall not constitute a waiver of any claims against the Franchise Owner herein, nor shall it be deemed a waiver of Company's right to demand full compliance with any and all terms of this Agreement.

         E.       SUB-FRANCHISING.

         Franchise Owner shall not (under any circumstances) have the right under this Agreement to "sub-franchise" others in the Development Area.

         F.       NON-COMPETITION.

         Franchise Owner, its agents, employees, and representatives agree not to divulge any proprietary and/or confidential information to any person or company which information has been furnished or disclosed to him/her as a result of this Agreement.

9.       RELOCATION OF RESTAURANT.

         Franchise Owner may relocate a Restaurant to another location within the Development Area upon approval by Company. A Restaurant relocated will not be credited as a new Restaurant for purposes of compliance with the development schedule herein, and Company and Franchise Owner will amend the Franchise Agreement accordingly, as directed by Company as to location of the Restaurant.



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

10. BANKRUPTCY OR INSOLVENCY - TERMINATION.

         If Franchise Owner makes an assignment for the benefit of creditors; files a petition in bankruptcy; admits to insolvency; or if a bankruptcy petition is filed against Franchise Owner and it is not opposed; or if Franchise Owner is adjudicated bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver for Franchise Owner or custodian for Franchise Owner's business or assets is filed and consented to by Franchise Owner, this Agreement shall be deemed terminated and all sums paid herein will be forfeited.

11.      COMPANY'S APPROVAL, ADVICE, OR SERVICES.

         Company shall not, by virtue of any approvals, advice or services provided to Franchise Owner, assume responsibility or liability to Franchise Owner, or any third parties to which Company would not otherwise be subject.

12.      SUITABILITY OF FRANCHISE OWNER.

         A. Franchise Owner shall employ an experienced Director of Operations who has the experience, reputation, and track record in the restaurant industry for Franchise Owner to meet its Development Schedule. The Company shall have a continuing right to approve or disapprove said Director of Operations or any replacement of said Director of Operations at Company's discretion.

         B. If Franchise Owner has been required to have a personal guarantor for this Development Agreement, it shall be deemed that such guarantor is CRITICAL, and the loss of or removal of such guarantor shall be grounds for revocation or termination of this Master Development Agreement unless another guarantor approved by the Company is substituted.


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

13.      CONFIDENTIAL RELATIONSHIP.
         It is recognized that during the period of time prior to the execution of this Agreement, Franchise Owner may receive from Company certain confidential information of a proprietary nature. It is, therefore, agreed that the provision of the Franchise Agreement pertaining to confidentiality of information shall govern Franchise Owner's obligations and responsibilities respecting said information.

14.      GOVERNING LAW.

         The law of the State of Florida shall govern the procedural and substantive rights of the parties hereto.

15.      NOTICES.

         Franchise Owner shall receive any notices and information recited herein at the following address:

                   ________________________________
                   ________________________________
                   ________________________________

         Company shall receive any notice and information recited herein at the following address:
        Roadhouse Grill, Inc.
        4801 South University Drive, Suite 304 East
        Davie, Florida  33328


16.      ENTIRE AGREEMENT.

         This Agreement and the attached Exhibits constitutes the complete understanding and agreement between the parties, and all prior negotiations, conversations, and representations of


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each of the parties are hereby superseded and merged herein. This Agreement may only be amended in writing, duly executed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                      FRANCHISOR:

                      ROADHOUSE GRILL, INC.,
                      a Florida corporation


                      By:___________________________________

                      Title:________________________________



                      FRANCHISE OWNER:

                      ______________________________________


                      By:___________________________________
                      Title:________________________________

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

GUARANTORS:

         As an inducement to Company to enter into this Master Development Agreement with Franchise Owner, __________________ hereby unconditionally (and if more than one, jointly and severally) guarantee(s) the performance by Franchise Owner of all of Franchise Owner's obligations under this Master Development Agreement and each Franchise Agreement to be executed pursuant to the Master Development Agreement.

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